Exhibit 99.1

Einstein Noah Restaurant Group, Inc. Announces Pricing of a

Secondary Common Stock Offering by funds and accounts managed by

Greenlight Capital, Inc. and its affiliates

LAKEWOOD, Colo., November 13, 2013 — Einstein Noah Restaurant Group, Inc. (NASDAQ: BAGL) today announced the pricing of the previously announced underwritten secondary public offering of 2.5 million shares of its common stock by funds and accounts managed by Greenlight Capital, Inc. and its affiliates. The Company is not selling any shares and will not receive any proceeds from the offering.

Morgan Stanley is acting as the sole underwriter for the offering. The offering is expected to close on or about November 18, 2013, subject to customary closing conditions.

The offering is being made pursuant to an effective shelf registration statement. The offering may be made solely by means of a prospectus supplement and accompanying prospectus.

Copies of the prospectus supplement and accompanying prospectus may be obtained from: Morgan Stanley & Co. LLC, Attn: Prospectus Department, 180 Varick Street, 2nd Floor, New York, NY 10014. You may also obtain these documents free of charge by visiting the Securities and Exchange Commission’s website at www.sec.gov.

This press release does not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall it constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

About Einstein Noah Restaurant Group

Einstein Noah Restaurant Group, Inc. is a leading company in the quick-casual segment of the restaurant industry that operates, franchises and licenses locations under the Einstein Bros.®, Noah’s New York Bagels® and Manhattan Bagel® brands. The Company’s retail system consists of over 840 restaurants in 41 states and the District of Columbia. It also operates a dough production facility. The Company’s stock is traded on the NASDAQ under the symbol BAGL.

Forward Looking Statement Disclosure

Certain statements in this press release constitute forward-looking statements or statements which may be deemed or construed to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “guideline,” “forecast,” “estimate,” “project,” “plan to,” “is designed to,” “look forward,” “expects,” “prospects,” “intend,” “indications,” “expect,” “should,” “would,” “believe,” “target,” “trend,” “contemplate,” “anticipates” and similar expressions and all statements which are not historical facts are intended to identify forward-looking statements. These forward-looking statements involve and are subject to known and unknown risks, uncertainties and other factors which could cause the Company’s actual results, performance (financial or operating), or achievements to differ materially from the future results, performance (financial or operating), or achievements expressed or implied by such forward-looking statements. These unknown risks, uncertainties and other factors are more fully discussed in the Company’s SEC filings, including the Company’s Annual Report on Form 10-K for the fiscal year ended January 1, 2013 and its Quarterly Report on Form 10-Q for the fiscal quarter ended April 2, 2013. Any forward-looking statements by the Company are intended to speak only as of the date such statements are made. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the Securities and Exchange Commission, the Company does not undertake to publicly update any forward-looking statements in this news release or with respect to matters described herein, whether as a result of any new information, future events or otherwise.

Contacts:

Investor Relations:

Raphael Gross

203-682-8253

raphael.gross@icrinc.com

Media Relations:

Kristina Jorge

646-277-1234

kristina.jorge@icrinc.com

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